Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Amended Quarterly Report of Green Energy Live, Inc. (the “Company”) on Form 10-Q/A for the period ending March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Karen Clark, Chief Executive Officer and Principal Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Amended Quarterly Report on Form 10-Q/A for the period ending March 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Amended Quarterly Report on Form 10-Q/A for the period ending March 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of Green Energy Live, Inc.

Date: May 20, 2010	By:	/s/ Karen Clark
Karen Clark
Chief Executive Officer and Principal Financial Officer